Exhibit 99.1

(4)  The shares are held as follows: 149,365 shares held by International Network Capital Corp., 149,365 shares held by International Network Capital LDC, 149,365 shares held by Beijing Technology Development Fund, 42,670 shares held by Springboard-Harper Technology Fund PTE Ltd., 1,493 shares held by Springboard-Harper Investment (Cayman) Ltd. and 106,677 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Paul Chau, Peter Liu, Claude Legisle, David Zhang, Yung-Kuang Chu, Colin Ching, Daniel Tseung, Chun Choy Tang, Kiat Wang Seow, Chow Boon Tan, Dr. Cher Yew Ng and Ms. Jaclyn Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Ching, Tseung, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(5)  The shares are held as follows: 1,654,716 shares held by International Network Capital Global Fund, 1,103,144 shares held by International Network Capital Global Investment Limited, 97,500 shares held by Springboard-Harper Technology Fund PTE Ltd., 3,482 shares held by Springboard-Harper Investment (Cayman) Ltd. and 243,750 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(6)  The shares are held as follows: 32,283 shares held by International Network Capital Global Fund, 21,522 shares held by International Network Capital Global Investment Limited, 15,219 shares held by Springboard-Harper Technology Fund PTE Ltd., 538 shares held by Springboard-Harper Investment (Cayman) Ltd. and 38,048 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(8)  The warrants are held as follows: a warrant to purchase up to 200,000 shares held by International Network Capital Global Fund, a warrant to purchase up to 133,333 shares held by International Network Capital Global Investment Limited, a warrant to purchase up to 11,784 shares held by Springboard-Harper Technology Fund PTE Ltd., a warrant to purchase up to 421 shares held by Springboard-Harper Investment (Cayman) Ltd., a warrant to purchase up to 29,461 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. and a warrant to purchase up to 125,000 shares held by WI Harper Group, Inc. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(9)  The warrants are held as follows: a warrant to purchase up to 1,398 shares held by International Network Capital Global Fund, a warrant to purchase up to 932 shares held by International Network Capital Global Investment Limited, a warrant to purchase up to 659 shares held by Springboard-Harper Technology Fund PTE Ltd., a warrant to purchase up to 23 shares held by Springboard-Harper Investment (Cayman) Ltd. and a warrant to purchase up to 1,647 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.